As Filed With the Securities and Exchange Commission on August 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2723423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place, Santa Ana, California 92705

(Address of Principal Executive Offices)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Bruce C. Edwards

President and Chief Executive Officer

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

(Name and address of agent for service)

(714) 466-1000

(Telephone number, including area code, of agent for service)

Copies to:

Nick E. Yocca, Esq.

Mark L. Skaist, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee

Common Stock, $0.0001 par value	1,500,000 shares	$7.45	$11,175,000	$904.06

(1)	Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s Employee Stock Purchase Plan.
(2)	Additional shares eligible under the Registrant’s Employee Stock Purchase Plan. An aggregate of 1,500,000 shares of Common Stock available for issuance under the Employee Stock Purchase Plan (adjusted to reflect the Registrant’s 3 for 1 stock split on May 16, 2000) were registered on a Registration Statement on Form S-8 filed on January 28, 1997 (Registration No. 333-20549).
(3)	In accordance with Rule 457(h), the aggregate offering price of the 1,500,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the Nasdaq National Market for the Common Stock on July 29, 2003, which was $7.45 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Powerwave Technologies, Inc. (the “Registrant”) Employee Stock Purchase Plan (the “Purchase Plan”).

Initially, an aggregate of 500,000 shares of Common Stock were available for issuance under the Purchase Plan, and such 500,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 28, 1997 (Registration No. 333-20549). The Purchase Plan increased by 1,000,000 shares due to an adjustment resulting from a 3 for 1 stock split of the Registrant’s Common Stock effected on May 16, 2000. On April 16, 2003, the Registrant’s Board of Directors approved an increase of 1,500,000 shares of Common Stock issuable under the Purchase Plan, and on July 16, 2003, the Registrant’s stockholders approved such increase. This registration statement covers such increase of 1,500,000 shares of Common Stock issuable under the Purchase Plan, bringing the total number of shares authorized thereunder to 3,000,000.

Item 3.    Incorporation of Documents by Reference.

The following document, which has been filed by the Registrant with the SEC, is incorporated herein by reference:

(a)    The Registrant’s Registration Statement on Form S-8 (Registration No. 333-20549).

Item 6.    Indemnification of Directors and Officers.

(a)    As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by the Delaware General Corporation Law.

(b)    The Registrant has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such persons against any an all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 8.    Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1, Registration Number 333-13679, filed with the SEC on October 8, 1996).

4.1.1	First Amendment to Employee Stock Purchase Plan.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 31st day of July, 2003.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ BRUCE C. EDWARDS
Bruce C. Edwards President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Powerwave Technologies, Inc., do hereby constitute and appoint Bruce C. Edwards and Kevin T. Michaels, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRUCE C. EDWARDS Bruce C. Edwards	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2003

/s/ KEVIN T. MICHAELS Kevin T. Michaels	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)	July 31, 2003

/s/ JOHN L. CLENDENIN John L. Clendenin	Chairman of the Board of Directors	July 31, 2003

/s/ GREGORY M. AVIS Gregory M. Avis	Director	July 31, 2003

/s/ EUGENE L. GODA Eugene L. Goda	Director	July 31, 2003

/s/ DAVID L. GEORGE David L. George	Director	July 31, 2003

Andrew Sukawaty	Director

/s/ SAFI U. QURESHEY Safi U. Qureshey	Director	July 31, 2003

/s/ CARL W. NEUN Carl W. Neun	Director	July 31, 2003

/s/ DANIEL A. ARTUSI Daniel A. Artusi	Director	July 31, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Powerwave Technologies, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1, Registration Number 333-13679, filed with the SEC on October 8, 1996).

4.1.1	First Amendment to Employee Stock Purchase Plan.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).